Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES THIRD QUARTER 2026 RESULTS

Third quarter revenue increased 11% year-over-year to $38.4 million

Third quarter TRCV* increased 9% year-over-year to $154.1 million

LINCOLN, Nebraska, October 27, 2026 — NRC Health (NASDAQ: NRC), a leader in healthcare experience improvement solutions, today announced results for the third quarter 2026.

“We delivered a strong third quarter, with revenue up 11% year-over-year and sequential margin expansion,” said Trent Green, CEO of NRC Health. “Our large customer went live on schedule, and several long-standing customers renewed under multi-year agreements, reinforcing the durability of our recurring-revenue base. As our expanding contract base converts into revenue, the operating leverage inherent in our model will translate into greater profitability and free cash flow over time, reinforcing our confidence in NRC Health’s ability to create long-term shareholder value.”

Third Quarter 2026 Highlights

●	TRCV: Total Recurring Contract Value (TRCV)* was $154.1 million, up 9% year-over-year
●	Revenue: Total revenue was $38.4 million for the three months ended September 30, 2026, up 11% from the prior year
●	Net Income: GAAP Net Income and Adjusted Net Income* were $4.7 million, representing 12% of revenue
●	Earnings Per Share: GAAP Earnings per Share and Adjusted Earnings per Share* were $0.21 on 22.0 million fully diluted shares
●	Adjusted EBITDA: Adjusted EBITDA* was $10.9 million, representing 28% of revenue
●	Cash Flow: Net cash flow from operating activities was $8.0 million, representing 21% of revenue; Free Cash Flow* was $7.0 million

* These financial measures are defined below under the headings “Non-GAAP Financial Measures” and “Total Recurring Contract Value.” Reconciliations of the non-GAAP measures to their most closely comparable GAAP measures are included in the tables in this release.

Dividend Declaration

The Company’s Board of Directors on October 14, 2026, declared a quarterly cash dividend of $0.16 per share. The dividend will be payable on Friday, January 8, 2027, to shareholders of record as of the close of business on Tuesday, December 29, 2026.

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

Earnings Call Information

The company will be hosting a conference call to discuss the financial results on Tuesday, October 27, 2026, at 4:30 p.m. ET. A live webcast and replay of the call will be available on the NRC Health Investor Relations website at nrchealth.com/investor-relations.

About NRC Health

For more than 45 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know the patients, families, consumers, employees, and communities they serve on a human level. Guided by its uniquely empathic heritage, human-centered approach, unmatched national market research, and emphasis on consumer preferences, NRC Health is transforming the healthcare experience, creating strong outcomes across the healthcare journey. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

Total Recurring Contract Value

Total Recurring Contract Value, or TRCV, is viewed by management as a leading indicator of our future revenue trends. It represents the total annualized contract value under customer contracts that are in effect or contractually committed as of the most recent quarter-end, based on contractual pricing and term provisions, and expected to be in force over the subsequent 12 months. TRCV is an operating metric and is not a measure of revenue recognized under U.S. GAAP.

Non-GAAP Financial Measures

In addition to consolidated GAAP financial measures, NRC Health reviews various non-GAAP financial measures that management believes to be important in the evaluation of its operating results and performance, including “Adjusted Net Income,” “Adjusted Earnings per Share,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Free Cash Flow,” and “Free Cash Flow Margin.” Reconciliations of GAAP to non-GAAP financial information are provided later in this release.

NRC Health believes Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as (i) they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of NRC Health’s business, and (ii) the exclusion of non-cash stock compensation is useful for investors applying certain valuation metrics and is consistent with the leverage ratio for our credit facility.

Adjusted Net Income represents net income adjusted to add back management transition costs and non-cash stock compensation and the related tax. The income tax effect on non-GAAP adjustments is calculated by applying the Company's blended federal and state statutory rate to the deductible portion of each adjustment; amounts nondeductible under Section 162(m) of the Internal Revenue Code receive no tax effect. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization, management transition costs, and non-cash stock compensation items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by our revenue.

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

Management transition costs, presented in the Company's prior earnings releases as "non-recurring executive compensation," consist of costs related to the Company's executive leadership transition. The caption was revised in the prior period to more accurately reflect the composition of these costs. For the nine months ended September 30, 2025, these costs consisted of bonuses tied to compensation arrangements for our new CEO and existing executive leaders. For the nine months ended September 30, 2026, these costs consist of bonuses paid to certain executives to cover anticipated tax obligations in connection with amendments to their 2025 equity awards, as previously disclosed, and approximately $270,000 of severance costs incurred in connection with team restructurings implemented by newly appointed executives.

NRC Health considers Free Cash Flow to be a measure that provides useful information to management and investors about our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We define Free Cash Flow as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin represents Free Cash Flow divided by our revenue.

There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Media Contact

marketing@nrchealth.com

Investor Contact

ir@nrchealth.com

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

NRC HEALTH

Condensed Consolidated Statements of Income

(In thousands except per share data, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Revenue	$38,399	$34,608	$108,594	$102,196

Operating expenses:
Direct	15,378	12,404	42,588	38,436
Selling, general, and administrative	12,045	12,271	48,409	40,360
Depreciation and amortization	2,068	2,195	6,358	5,479
Total operating expenses	29,491	26,870	97,355	84,275

Operating income	8,908	7,738	11,239	17,921

Other income (expense):
Interest income	26	41	81	82
Interest expense	(1,532)	(1,461)	(4,108)	(3,393)
Other, net	-	(45)	32	(34)
Total other expense	(1,506)	(1,465)	(3,995)	(3,345)

Income before income taxes	7,402	6,273	7,244	14,576

Provision for income taxes	2,698	2,151	2,601	4,774

Net income	$4,704	$4,122	$4,643	$9,802

Earnings per share of common stock:
Basic	$0.22	$0.18	$0.21	$0.43
Diluted	$0.21	$0.18	$0.20	$0.43

Weighted average shares and share equivalents outstanding:
Basic	21,724	22,130	21,844	22,584
Diluted	21,887	22,130	22,022	22,590

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

NRC HEALTH

Condensed Consolidated Balance Sheets

(Dollars in thousands except share amounts and par value)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,626	$4,139
Accounts receivable, net	15,341	11,108
Other current assets	7,743	4,962
Total current assets	26,710	20,209

Property and equipment, net	38,344	40,474
Goodwill	66,152	66,152
Other, net	8,007	8,043
Total assets	$139,213	$134,878

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$4,767	$4,014
Accounts payable and accrued expenses	6,394	4,066
Accrued wages and bonuses	6,676	7,218
Deferred revenue	20,277	16,201
Dividends payable	3,406	3,625
Other current liabilities	325	1,496
Total current liabilities	41,845	36,620

Notes payable, net of current portion and unamortized debt issuance costs	98,133	75,021
Other non-current liabilities	8,357	9,247
Total liabilities	148,335	120,888

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,846,649 in 2026 and 31,966,504 in 2025, outstanding 21,221,538 in 2026 and 22,637,252 in 2025	32	32
Additional paid-in capital	192,864	183,880
Accumulated deficit	(23,209)	(17,298)
Treasury stock	(178,809)	(152,624)
Total shareholders’ equity	$(9,122)	$13,990

Total liabilities and shareholders’ equity	$139,213	$134,878

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

NRC HEALTH

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$4,704	$4,122	$4,643	$9,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,068	2,195	6,358	5,479
Deferred income tax expense	(16)	(49)	(52)	(80)
Change in uncertain tax positions	(150)	(45)	(154)	103
Non-cash share-based compensation expense (benefit)	(135)	925	8,844	1,403
Change in fair value of contingent consideration	-	49	-	131
Loss on extinguishment of debt	-	-	-	67
Amortization of debt issuance costs	27	28	81	75
Net changes in assets and liabilities:
Trade accounts receivable	(6,017)	(332)	(4,233)	(1,694)
Prepaid expenses and other current and long-term assets	1,184	1,794	(113)	(1,021)
Deferred contract costs, net	(651)	(348)	(1,084)	(359)
Operating lease assets and liabilities, net	-	13	(31)	(40)
Accounts payable	68	(91)	291	66
Accrued expenses, wages, and bonuses	1,977	1,478	968	2,146
Income taxes receivable and payable	1.404	1,896	(2,943)	1,246
Deferred revenue	3.557	2,129	4,011	1,947
Net cash provided by operating activities	8,020	13,764	16,586	19,271

Cash flows from investing activities:
Capital expenditures	(1,038)	(3,589)	(4,196)	(9,585)
Net cash used in investing activities	(1,038)	(3,589)	(4,196)	(9,585)

Cash flows from financing activities:
Borrowings on notes payable	15,000	-	15,000	47,681
Payments on notes payable	(1,155)	(947)	(3,216)	(30,393)
Borrowings on revolving loan	14,000	5,000	36,000	33,000
Payments on revolving loan	(15,000)	(5,000)	(24,000)	(33,003)
Payment of debt issuance costs	-	-	-	(135)
Payments on finance lease obligations	(2)	(2)	(7)	(7)
Proceeds from the exercise of share-based awards	-	-	139	132
Payment of acquisition contingent consideration	-	(236)	(484)	(516)
Repurchase of shares for treasury	(15,983)	(9,269)	(25,561)	(20,179)
Payment of dividends on common stock	(3,543)	(2,776)	(10,774)	(8,280)
Net cash used in financing activities	(6,683)	(13,230)	(12,903)	(11,700)

Change in cash and cash equivalents	299	(3,055)	(513)	(2,014)
Cash and cash equivalents at beginning of period	3,327	5,274	4,139	4,233
Cash and cash equivalents at end of period	$3,626	$2,219	$3,626	$2,219

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

NRC HEALTH

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

Adjusted Net Income and Adjusted Earnings per Share

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$4,704	$4,122	$4,643	$9,802
Add back:
Management transition costs[1]	-	-	3,160	6,640
Tax on management transition costs	-	-	(180)	(468)
Non-cash stock compensation expense (benefit)	(134)	925	8,844	1,403
Tax (expense) benefit on non-cash stock compensation	93	(39)	(378)	(60)
Adjusted net income	$4,663	$5,008	$16,089	$17,317

Earnings per share of common stock, diluted	$0.21	$0.18	$0.20	$0.43
Weighted average shares and share equivalents outstanding, diluted	21,887	22,130	22,022	22,590

Adjusted earnings per share of common stock, diluted	$0.21	$0.23	$0.73	$0.77
Adjusted weighted average shares and share equivalents outstanding, diluted	21,887	22,130	22,022	22,590

1)	See 'Non-GAAP Financial Measures' above for a description of the composition of management transition costs and the change from prior period presentation.

NRC Health Announces Third Quarter 2026 Results

October 27, 2026

NRC HEALTH

Reconciliation of GAAP to Non-GAAP Financial Measures, Continued

(In thousands, except per share data, unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$4,704	$4,122	$4,643	$9,802
Add back:
Depreciation and amortization	2,068	2,195	6,358	5,479
Interest expense	1,532	1,461	4,108	3,393
Income taxes	2,698	2,151	2,601	4,774
Management transition costs[1]	-	-	3,160	6,640
Non-cash stock compensation expense (benefit)	(134)	925	8,844	1,403
Adjusted EBITDA	$10,868	$10,854	$29,714	$31,491

Net income margin	12%	12%	4%	10%
Adjusted EBITDA margin	28%	31%	27%	31%

1)	See 'Non-GAAP Financial Measures' above for a description of the composition of management transition costs and the change from prior period presentation.

Free Cash Flow and Free Cash Flow Margin

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$8,020	$13,764	$16,586	$19,271
Less:
Capital expenditures	1,038	3,589	4,196	9,585
Free cash flow	$6,982	$10,175	$12,390	$9,686

Net cash provided by operating activities margin	21%	40%	15%	19%
Free cash flow margin	18%	29%	11%	9%